(Stock Code: 8282)
IN THE GRAND COURT OF THE CAYMAN ISLANDS
CAUSE NO. 143 OF 2007
IN THE MATTER OF TOM ONLINE INC.
AND
IN THE MATTER OF SECTION 86 OF THE COMPANIES LAW, CAP. 22 (LAW 3 OF 1961)
AS CONSOLIDATED AND REVISED OF THE CAYMAN ISLANDS
FORM OF PROXY
FOR USE AT THE COURT MEETING CONVENED AT THE DIRECTION OF
THE GRAND COURT
TO BE HELD AT 3:00 P.M. ON 8 JUNE 2007
(OR AT ANY ADJOURNMENT THEREOF)
For use at the meeting (the “Meeting”) (or at any adjournment thereof) of the holders of shares of HK$0.01 each in the capital of TOM Online Inc. (the “Company”) other than those of such shares legally and/or beneficially owned by TOM, Cranwood, Handel, Schumann and Devine Gem (as defined in the Scheme hereinafter mentioned)
I/We1,
____________________________________________________________________________
of ________________________________________________________________________________
being the registered holder(s) of2 __________________ shares of HK$0.01 each in the capital of the Company, HEREBY
APPOINT the Chairman of the Meeting or3 ________________________________________________________________________ of
________________________________________________________________________________
as my/our proxy to attend and act for me/us and on my/our behalf at the Meeting of the holders of shares of HK$0.01each in the capital of the Company convened at the direction of the Grand Court of the Cayman Islands (or at any adjournment thereof) to be held at the Conference Room, Regus Conference Centre, 35th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong on 8 June 2007 at 3:00 p.m. (Hong Kong time) for the purpose of considering and, if thought fit, approving (with or without modification) the Scheme of Arrangement dated 30 April 2007 (the “Scheme”) between the Company and the holders of Scheme Shares (as defined in the Scheme) as referred to in the notice dated 30 April 2007 convening the Meeting, and at such Meeting (or at any adjournment thereof) to vote for me/us and in my/our name(s) for the Scheme (either with or without modification, as my/our proxy may approve) or against the Scheme as hereunder indicated, and if no such indication is given, as my/our proxy thinks fit.

FOR the Scheme[4]	AGAINST the Scheme[4]

Dated this ______ day of ______________________ 2007	Signature(s)[5]__________________________________
Notes:

1.	Full name(s) and address(es) to be inserted in BLOCK CAPITALS.

2.	Please insert the number of the shares of HK$0.01 each in the capital of the Company registered in your name(s) and to which this form of proxy relates. If no number is inserted, this form of proxy will be deemed to relate to all of such shares in the capital of the Company registered in your name(s).

3.	If any proxy other than the Chairman of the Meeting is preferred, please strike out the words “the Chairman of the Meeting or” and insert the name and address of the proxy desired in the space provided. You are entitled to appoint one or more proxies to attend and vote in your stead. Your proxy need not be a member of the Company, but must attend the Meeting in person to represent you. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON(S) WHO SIGN(S) IT.

4.	IMPORTANT: IF YOU WISH TO VOTE FOR THE SCHEME, TICK THE BOX BELOW THE BOX MARKED “FOR the Scheme”. IF YOU WISH TO VOTE AGAINST THE SCHEME, TICK THE BOX BELOW THE BOX MARKED “AGAINST the Scheme”. Failure to tick either box will entitle your proxy to cast your vote or abstain at his discretion. Your proxy will also be entitled to vote at his discretion on any resolution properly put to the Meeting other than that referred to in the Notice convening the Meeting or abstain.

5.	This form of proxy must be signed by you or your attorney authorised in writing or, in the case of a corporation, under its common seal or under the hand of an officer, attorney or other person duly authorised.

6.	In order to be valid, this form of proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified copy thereof, must be deposited with Computershare Hong Kong Investor Services Limited at Rooms 1806-1807, 18th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong, the share registrar of the Company in Hong Kong, or by facsimile at (852) 2865 0990 (marked for the attention of “the Company Secretary”) as soon as possible and in any event not less than 48 hours before the time appointed for holding the Meeting (or any adjournment thereof) at which the person named in this form of proxy proposes to vote, and in default this form of proxy shall not be treated as valid. However, if this form of proxy is not so lodged, it may be handed to the Chairman of the Meeting at the Meeting. Completion and delivery of this form of proxy will not preclude you from attending the Meeting and voting in person at the Meeting if you so wish, but in the event of your attending the Meeting after having lodged this form of proxy, this form of proxy will be deemed to have been revoked.

7.	Where there are joint registered holders of any share(s) in the Company, any one of such joint holders may vote at the Meeting, either personally or by proxy, in respect of such share(s) as if he were solely entitled thereto: but if more than one of such joint holders are present at the Meeting personally or by proxy, the most senior shall alone be entitled to vote in respect of the relevant joint holding and, for this purpose, seniority will be determined by reference to the order in which the names of the joint holders stand on the register of members of the Company in respect of the relevant joint holding.

*	for identification purpose